Exhibit 23(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Procter & Gamble Company on Form S-8 of our report dated September 22, 2000, appearing in the Annual Report on Form 11-K of the Japan Employee Savings Plan (the "Plan") for the plan fiscal year ended June 30, 2000, and to the reference to us under the heading "Experts" in this Registration Statement.

/S/DELOITTE TOUCHE TOHMATSU
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Deloitte Touche Tohmatsu
Osaka, Japan

September 22, 2000